UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 30, 2009

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

1150 First Ave., Suite 501, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

(484) 690-1520
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 30, 2009, Tekni-Plex, Inc., a Delaware Corporation (the “Company”), the guarantors party thereto and HSBC Bank USA, National Association, as trustee (the “Trustee”), entered into: (i) a Second Supplemental Indenture (the “2012 Supplemental Indenture”) to the Indenture dated as of June 10, 2005, by and among the Company, each of the guarantors party thereto and the Trustee, pursuant to which the 10 7/8% Senior Secured Notes due 2012 were issued (as amended and supplemented, the “2012 Indenture”); and (ii) a Second Supplemental Indenture (the “2013 Supplemental Indenture” and, together with the 2012 Supplemental Indenture, the “Supplemental Indentures”) to the Indenture dated as of November 21, 2003, by and among the Company, each of the guarantors party thereto and the Trustee, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued (as amended and supplemented, the “2013 Indenture” and, together with the 2012 Indenture, the “Indentures”) in order to amend certain provisions related to the Collateral. All capitalized terms used herein but not defined in this Form 8-K have the meaning ascribed to them in the Indentures.

The Supplemental Indentures permit the Company to engage in activities in the ordinary course of business that require release of the Collateral, including asset dispositions not prohibited under the Indentures and the Security Documents, without complying with TIA § 314(d) in accordance with the interpretation and guidance as to the meaning thereof of the Securities and Exchange Commission and its staff, including “no action” letters and exemptive orders. Prior to the execution of the Supplemental Indentures, the Company was required to obtain the consent of the Collateral Agent for each release of the Collateral, including in the ordinary course of business. The Supplemental Indentures eliminate this administrative burden and instead permit the Company to conduct ordinary course activities with respect to Collateral not otherwise prohibited under this Indenture and the related Security Documents. The Company is required to deliver to the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on February 15 and August 15 of any year, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period pursuant to the Indentures in which no release or consent of the Collateral Agent or the Trustee was obtained in the ordinary course of the Company’s or the Guarantors’ business were not prohibited by the Indentures.

Except as described above, the material terms of the Indentures are substantially unchanged.

Copies of the Supplemental Indentures are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

The Second Supplemental Indenture, dated as of September 30, 2009, by and among the Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of June 10, 2005, pursuant to which the 10 7/8% Senior Secured Notes due 2012 were issued.

4.2

The Second Supplemental Indenture, dated as of September 30, 2009, by and among the Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of November 21, 2003, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Dated:  October 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1

The Second Supplemental Indenture, dated as of September 30, 2009, by and among the Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of June 10, 2005, pursuant to which the 10 7/8% Senior Secured Notes due 2012 were issued.

4.2

The Second Supplemental Indenture, dated as of September 30, 2009, by and among the Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of November 21, 2003, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued.